Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Numbers 333-124095, 333-17771, and 333-140456) of Eksportfinans ASA of our report dated June 27, 2008 except for note 1 for which the date is January 27, 2009 relating to the financial statements, which appears in this Amendment No. 1 on Form 20-F to the Annual Report on Form 20-F for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers AS
January 27, 2009
Oslo, Norway